EXHIBIT 21

                         Subsidiaries of the Registrant



Legal Name of Entity                         Jurisdiction of Organization       Ownership Interest

Indian River Banking Company (Registrant)

     Indian River National Bank                    United States                      100%
          Indian River Real Estate LLC             Florida                            100%

     Indian River Title Company, LLC               Florida                            100%











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